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                                                                Exhibit (d)(3.3)

                                                         Dated December 17, 2003

                               AMENDED SCHEDULE A
                                     TO THE
                          INVESTMENT ADVISORY AGREEMENT
                                     BETWEEN
                            PACIFIC CAPITAL FUNDS AND
                  THE ASSET MANAGEMENT GROUP OF BANK OF HAWAII

NAME OF FUND                                    COMPENSATION 1/
------------                                    ---------------

Ultra-Short Government Fund                     Annual rate of forty one
                                                hundredths of one percent
                                                (0.40%) of the average daily
                                                net assets of each such Fund.

Short Intermediate U.S. Treasury Fund           Annual rate of fifty one
Tax-Free Short Intermediate Securities Fund     hundredths of one percent
                                                (0.50%) of the average daily
                                                net assets of each such Fund.

Diversified Fixed Income Fund                   Annual rate of sixty one
Tax-Free Securities Fund                        hundredths of one percent
                                                (0.60%) of the average daily
                                                net assets of each such Fund.

Growth Stock Fund                               Annual rate of eighty one
Growth & Income Fund                            hundredths of one percent
Value Fund                                      (0.80%) of the average daily
                                                net assets of each such Fund.

New Asia Growth Fund                            Annual rate of ninety one-
                                                hundredths of one percent
                                                (0.90%) of the average daily
                                                net assets of each such Fund.

International Stock Fund                        Annual rate of one and ten
Small Cap Fund                                  one-hundredths of one percent
                                                (1.10%) of the average daily net
                                                assets of each such Fund.


Mid-Cap Fund                                    Annual rate of sixty one-
                                                hundredths of one percent
                                                (0.60%) of the average daily
                                                net assets of such Fund.



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PACIFIC CAPITAL FUNDS

By:

Name:

Title:

THE ASSET MANAGEMENT GROUP OF BANK OF HAWAII

By:

Name:

Title:

1/ All fees are computed daily and paid monthly